EXHIBIT 99.3
Report of Independent Auditors
Board of Directors and Stockholders of
Equity One, Inc.
We have audited the accompanying statement of revenues and certain expenses of the Shoppes at Quail Roost (the “Property”) for the year ended December 31, 2006. This statement is the responsibility of Equity One, Inc.’s (the “Company”) management. Our responsibility is to express an opinion on this statement based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Equity One, Inc. as described in Note 1, and is not intended to be a complete presentation of the revenues and certain expenses of the Property.
In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Property for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.
/s/ ERNST & YOUNG LLP
Certified Public Accountants
Miami, Florida
September 28, 2007

SHOPPES OF QUAIL ROOST
STATEMENT OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 2006

December 31, 2006
Revenues
Minimum rent	$953,670
Recovery revenue	309,861

Total Revenue	1,263,531

Certain expenses
Property operating expenses	234,666
Real estate taxes	168,828
Management fees	58,070

Total certain expenses	461,564

Revenues in excess of certain expenses	$801,967

SHOPPES AT QUAIL ROOST
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2006
1. Basis of Presentation
Presented herein is the statement of revenues and certain expenses related to a supermarket-anchored shopping center, located in Miami, Florida (the “Property”). The Property contains approximately 73,550 square feet of gross leasable area. Equity One, Inc. acquired the Property on August 31, 2006.
The accompanying financial statements have been prepared by the Company’s management in accordance with accounting principles generally accepted in the United States of America and Rule 3-14 of Regulation S-X of the U.S Securities and Exchange Commission (the “SEC”) for the acquisition of real estate properties. Accordingly, these financial statements exclude certain expenses because they may not be comparable to those expected to be incurred in the proposed future operations of the Property. Items excluded consist of interest expense and depreciation and amortization expense.
2. Use of Estimates
The preparation of the statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.
3. Revenue Recognition
Rental income comprises minimum rents, expense reimbursements and real estate tax recoveries. Minimum rents are recognized over the lease term on a straight line basis.
4. Property Operating Expenses
Property Operating Expenses for the year ended December 31, 2006 includes rental property expenses of approximately $74,000 for repairs and maintenance, $63,000 for utilities, $30,000 for landscaping, $56,000 for insurance, $1,000 for professional fess and $11,000 for other non-recoverable property expenses.
5. Management Fees
The property was managed by Quail Roost Management Ltd., pursuant to an agreement which provided for monthly management fees equal to 5% of cash receipts. Management fees of approximately $58,000 were incurred for the year ended December 31, 2006.
6. Significant tenants
Significant tenants include Publix Supermarket, which constituted approximately 52% of base rents for the year ended December 31, 2006.

SHOPPES AT QUAIL ROOST
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2006
(CONTINUED)
7. Future Minimum Rental
Future minimum rental income under noncancelable operating leases approximate the following as of December 31, 2006:

2007	$1,021,871
2008	1,041,934
2009	1,063,965
2010	1,045,922
2011	632,210
Thereafter	6,690,738

$11,496,640

The lease agreements generally contain provisions for reimbursement of real estate taxes and operating expenses, on a pro-rata basis, as well as fixed increases in rent.